As filed with the Securities and Exchange Commission on May 24, 2010.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AECOM Technology Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	61-1088522
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

555 South Flower Street

Suite 3700

Los Angeles, California 90071

(213) 593-8000

(Address of Principal Executive Offices)

AECOM Technology Corporation Employee Stock Purchase Plan

(Full Title of the Plan)

Eric Chen, Esq.

Senior Vice President, Corporate Finance and General Counsel

AECOM Technology Corporation

555 South Flower Street

Suite 3700

Los Angeles, California 90071

(213) 593-8000

(Name, address and telephone number including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,000,000	$25.04 per share	$200,320,000	$14,283

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the AECOM Technology Corporation Employee Stock Purchase Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)     Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i), based upon the average of the high and low prices of the AECOM’s Common Stock on the New York Stock Exchange on May 21, 2010.

INTRODUCTION

This Registration Statement on Form S-8 is filed by AECOM Technology Corporation (“AECOM” or the “Registrant”), relating to 8,000,000 shares of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock”), which may be issued pursuant to awards under the AECOM Technology Corporation Employee Stock Purchase Plan (the “Plan”).

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission, referred to herein as the Commission, are incorporated herein by reference into this Registration Statement and made a part hereof:

(1)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the Commission on November 27, 2009;

(2)           The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2009, filed with the Commission on February 10, 2010, and for the quarterly period ended March 31, 2010, filed with the Commission on May 7, 2010;

(3)           The Registrant’s Current Reports on Form 8-K filed with the Commission on October 30, 2009, November 27, 2009 and March 11, 2010; and

(2)           The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 8, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. AECOM’s Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of AECOM’s officers, directors, employees and agents to the extent and under the circumstances permitted under the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.2*	Restated Bylaws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2009)

4.3	AECOM Technology Corporation Employee Stock Purchase Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24	Power of Attorney (included as part of signature page).

* Incorporated herein by reference.

Item 9. Undertakings.

A             The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of May, 2010.

AECOM TECHNOLOGY CORPORATION

By:	/s/ JOHN M. DIONISIO
John M. Dionisio
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael S. Burke, Eric Chen and David Y. Gan, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. DIONISIO	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2010
John M. Dionisio

/s/ MICHAEL S. BURKE	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2010
Michael S. Burke

/s/ RONALD E. OSBORNE	Vice President, Corporate Controller (Principal Accounting Officer)	May 24, 2010
Ronald E. Osborne

/s/ RICHARD G. NEWMAN	Director, Chairman	May 24, 2010
Richard G. Newman

/s/ FRANCIS S.Y. BONG	Director	May 24, 2010
Francis S.Y. Bong

/s/ H. FREDERICK CHRISTIE	Director	May 24, 2010
H.Frederick Christie

/s/ JAMES H. FORDYCE	Director	May 24, 2010
James H. Fordyce

/s/ S. MALCOLM GILLIS	Director	May 24, 2010
S.Malcom Gillis

/s/ LINDA GRIEGO	Director	May 24, 2010
Linda Griego

/s/ ROBERT J. LOWE	Director	May 24, 2010
Robert J. Lowe

/s/ NORMAN Y. MINETA	Director	May 24, 2010
Norman Y. Mineta

/s/ WILLIAM G. OUCHI	Director	May 24, 2010
William G. Ouchi

/s/ WILLIAM P. RUTLEDGE	Director	May 24, 2010
William P. Rutledge

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.2*	Restated Bylaws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2009)

4.3	AECOM Technology Corporation Employee Stock Purchase Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24	Power of Attorney (included as part of signature page).

* Incorporated herein by reference.